UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2004

Capital Environmental Resource Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-25955	Not Applicable

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1122 International Blvd., Suite 601 Burlington Ontario, Canada		L7L 6Z8

(Address of principal executive offices)		(Zip Code)

Registrants’ telephone number, including area code: (905) 319-1237

N/A

(Former name or former address, if changed since last report.)

ITEM 9. Regulation FD Disclosure

     On April 14, 2004, Capital Environmental Resource Inc. (the “Company”) issued a press release announcing the commencement by Waste Services, Inc., a subsidiary of the Company, of a private placement of $160 million aggregate principal amount of senior subordinated notes due 2014. As noted in the press release, it is intended that the net proceeds of the offering will be used to repay the Company’s existing credit facilities and to complete the acquisition of Florida Recycling Services, Inc. (“Florida Recycling”) and the assets of Allied Waste Industries, Inc. (“Allied”) in the Jacksonville metropolitan area, which were not acquired through the first quarter of 2004 and comprise a part of Allied’s northern and central Florida operations.

     Information included in the confidential preliminary offering memorandum, dated April 14, 2004, relating to the offering of the senior subordinated notes as well as other information can be found below in the section entitled “Factors that Might Affect Future Results.”

     There are statements herein that contain certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Some of these forward-looking statements include forward-looking phrases such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “intends,” “may,” “should” or “will continue,” or similar expressions or the negatives thereof or other variations on these expressions, or similar terminology, or discussions of strategy, plans or intentions. These statements also include descriptions in connection with, among other things:

•	our anticipated revenue, capital expenditures, future cash flows and financing requirements, and those of companies or assets we acquire;

•	the implementation of our business strategy;

•	completion of our migration transaction and our concurrent transactions;

•	descriptions of the expected effects of our competitive strategies; and

•	the impact of actions taken by our competitors and other third parties, including courts and other governmental authorities.

     The following contains information included in the preliminary offering memorandum as well as other information:

Factors that Might Affect Future Results

      We have recently acquired three large municipal solid waste landfill developments in the United States, one of which began operations in January 2004, that we believe will materially affect our revenue and profitability going forward. These landfill developments do not have historical operations, and accordingly, our pro forma condensed consolidated operating results for the year ended December 31, 2003, which give effect to the acquisitions of the Allied assets and Florida Recycling, will not be comparable to financial information for periods after the closing of the senior subordinated notes offering.

      The following summarizes our three acquired landfill developments:

•	JED Landfill — a municipal solid waste landfill with 24 million cubic yards of permitted capacity, located in Osceola County, Florida. The JED Landfill is located approximately 20 miles south of metropolitan Orlando and is well-positioned to serve the Orlando metropolitan area and the surrounding counties. The facility opened for operation in January 2004.

•	Cactus Waste Landfill — a municipal solid waste landfill development with an expected capacity of 224 million cubic yards that we expect to be permitted in the second half of 2004, located in Pinal County, Arizona. The Cactus Waste Landfill is located between Phoenix and Tucson, Arizona and is well-positioned to serve both markets. We have begun construction of the facility and expect to open it for operation in the second half of 2004.

•	Long Point Landfill — a municipal solid waste landfill development with 48 million cubic yards of permitted capacity, located in Fort Bend County, Texas. The Long Point Landfill is located approximately 15 miles southwest of metropolitan Houston and is well-positioned to serve the Houston metropolitan area, including Fort Bend County. We have begun construction of the facility and expect to open it for operation in the second half of 2004.

      We opened the JED Landfill for operation in January 2004. The landfill is currently receiving approximately 1,200 tons per day of solid waste volume. If we are successful in obtaining additional identified volume, including internalized volume from the collection and transfer operations of our Florida Recycling acquisition, we expect the waste volume received by the landfill to increase to 3,000 to 4,000 tons per day by the end of 2004. If we obtain this additional volume, we estimate that the EBITDA contribution of the JED Landfill in 2004 will be in the range of $10.0 million to $12.0 million. These amounts include certain benefits of internalization to be realized from the acquisition of Florida Recycling, which is expected to close concurrently with the senior subordinated notes offering.

      As discussed above, we expect to open the Cactus Waste and Long Point landfills in the second half of 2004. Given that these sites are not yet constructed or operating, we are unable to reasonably estimate their EBITDA contributions for 2004.

     We have recently acquired seven collection businesses in the Phoenix, Arizona metropolitan area. We estimate these collection operations will generate EBITDA of approximately $4.0 million on an annualized basis. Certain of these acquisitions were completed in the first quarter of 2004, therefore, the estimated 2004 EBITDA contribution for these Arizona collection operations will be less than the annualized estimated $4.0 million contribution.

      We have made a significant investment in our corporate infrastructure, including management and information systems, in advance of executing our disposal-based growth strategy to enter the U.S. solid waste market and before realizing any revenue or cash flow from our three new landfills. As a result, we expect to incur higher selling, general and administrative expenses in future periods than we have incurred historically.

      This information represents our subjective views and is based on assumptions we believe to be reasonable as of the date of the senior subordinated notes offering memorandum, but is not to be viewed as fact and should not be relied upon as an accurate representation of future results. These estimates and assumptions are inherently subject to significant business, economic and competitive uncertainties, many of which are beyond our control. There can be no assurance that our assumptions will be realized or that our views are accurate. Estimates are necessarily speculative in nature, and you should expect that some or all of the assumptions will not materialize. Actual results will probably vary from the estimates and the variations will likely be material and are likely to increase over time. Industry experts may disagree with our views and assumptions stated above. No representations or warranty is intended by us or by the initial purchasers as to the accuracy of such estimates and any such representation or warranty is expressly disclaimed.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 15, 2004	CAPITAL ENVIRONMENTAL RESOURCE INC.

By: /s/ Ivan R. Cairns

Name: Ivan R. Cairns Title: Executive Vice President, General Counsel

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